AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated effective as of July 14, 2015.

BETWEEN:

BE AT TV, INC., a Nevada corporation, having an office at 20805 North 19th Avenue, Suite 2, Phoenix, AZ 85027

(“Be At”)

AND:

EPIC STORES CORP., a Nevada corporation, having an office at 20805 North 19th Avenue, Suite 2, Phoenix, AZ 85027

(“Epic”)

WHEREAS:

A.                  Epic is a wholly-owned subsidiary of Be At;

B.                  The boards of directors of Be At and Epic deem it advisable and in the best interests of their respective companies and stockholders that Epic be merged with and into Be At, with Be At remaining as the surviving corporation under the name “Epic Stores Corp.”; and

C.                  The board of directors of each of Epic and Be At has adopted and approved the plan of merger embodied in this Agreement;

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Epic and Be At (together, the “Parties”) hereby agree to merge on the following terms and conditions:

1.	the merger
1.1	The Merger

Upon the terms and subject to the conditions hereof, on the Effective Time (as defined herein), Epic shall be merged with and into Be At in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Epic shall cease, and Be At shall be the surviving corporation under the name “Epic Stores Corp.” (the “Surviving Corporation”), and shall be governed by the laws of the State of Nevada.

1.2	Effective Time

The Merger shall become effective on the date and at the time (the “Effective Time”) that:

(a)	the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the Parties intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and
(b)	after satisfaction of the requirements of the laws of the State of Nevada.
1.3	Articles of Incorporation

Following the Effective Time, the Articles of Incorporation of Be At as in effect immediately prior to the Effective Time shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of Be At, as the Surviving Corporation, shall be amended to state that the name of the Surviving Corporation is “Epic Stores Corp.”.

1.4	Bylaws

Following the Effective Time, the Bylaws of Be At as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation.

1.5	Directors and Officers

The directors and officers of Be At immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, or the Articles of Incorporation or Bylaws of the Surviving Corporation.

2.	conversion of shares
2.1	Common Stock of Be At

Following the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Be At, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time (or on such other record date as may be determined by the board of directors of Be At) shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.0001 per share (the “Survivor Stock”).

2.2	Common Stock of Epic

Following the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Epic, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be cancelled.

2.3	Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation, in the sole discretion of the board of directors of the Surviving Corporation, either a certificate representing the number of shares of Survivor Stock to which such person is entitled as provided herein, or confirmation of the issuance, in book entry, of the shares of Survivor Stock.

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3.	effect of the merger
3.1	Rights, Privileges and Obligations

Following the Effective Time, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, and possess and be vested with, all the rights, privileges, immunities, powers, franchises and authority of each of the Parties; all property of every description and every interest therein of each of the Parties; and all debts and other obligations of, belonging to, or due to each of the Parties, on whatever account shall thereafter be taken, and deemed to be held by, transferred to, or vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in either of the Parties shall not revert or in any way be impaired by reason of the Merger. All of the rights of creditors of each of the Parties, and all liens upon property of each of the Parties, shall be preserved unimpaired, and all debts, liabilities, obligations and duties of each of the Parties shall thenceforth remain with, or be attached to, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

4.	GENERAL
4.1	Abandonment

This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written agreement of Be At and Epic.

4.2	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

4.3	Governing Law

This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, will be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada without regard to applicable choice of law provisions thereof. The Parties agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the State of Nevada and each Party irrevocably submits to the exclusive jurisdiction of those courts.

4.4	Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Epic such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Epic and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Epic or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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4.5	Counterparts and Electronic Delivery

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by email transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

IN WITNESS WHEREOF, the Parties have entered into and signed this Agreement as of the date set forth above.

BE AT TV, INC.

Per: /s/ Brian Davidson
Authorized Signatory

EPIC STORES CORP.

Per: /s/ Brian Davidson
Authorized Signatory

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APPENDIX A

To the Agreement and Plan of Merger between
Be At and Epic

Articles of Merger

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BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.

BE AT TV, INC. (Entity Number E0240512012-9)
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

EPIC STORES CORP. (Entity Number E0233622015-6)
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of surviving entity
BE AT TV, INC.	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

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Articles of Merger
(PURSUANT TO NRS 92A.200)

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger-NRS 92A.190):
Attn:
c/o:

3) (Choose one)
[ ] The undersigned declars that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner’s approval (NRS 92A.200)(options a,b, or c must be used, as applicable for each entity) (If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):
(a) Owner’s approval was not required from
BE AT TV, INC.
EPIC STORES CORP.
Name of merging entity, if applicable

and, or:

BE AT TV, INC.
Name of surviving entity, if applicable

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Articles of Merger
(PURSUANT TO NRS 92A.200)

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

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Articles of Merger
(PURSUANT TO NRS 92A.200)

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

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Articles of Merger
(PURSUANT TO NRS 92A.200)

5) Amendments, If any, to the articles of certificate of the surviving entity. Provide article numbers, if avaliable. (NRS 92A.200)*:
Article I of the Articles of Incorporation of BE AT TV, INC., a surviving corporation, is hereby amended to change the name of BE AT TV, INC. to EPIC STORES CORP.

6) Location of Plan of Merger (check a or b):
[X] (a) The entire plan of merger is attached;
[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: August 18, 2015 Time: 12:01am

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

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Articles of Merger
(PURSUANT TO NRS 92A.200)

8)       Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):

Name of merging entity
BE AT TV, INC.
X /s/ Authorized Signatory	President	7/21/15
Signature	Title	Date
EPIC STORES CORP.
Name of merging entity

X /s/ Authorized Signatory	President	7/21/15
Signature	Title	Date

BE AT TV, INC.

Name of surviving entity

X /s/ Authorized Signatory	President	7/21/15
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

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